FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       April 30, 2001
                                                  -------------------------

                                  HUNTCO INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


     Missouri                       1-13600                    43-1643751
-----------------           ----------------------          --------------
 (State or other           (Commission File Number)          (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)



      14323 S. Outer Forty, Suite 600N, Town & Country, Missouri 63017
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       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code       (314) 878-0155
                                                    -------------------------


                                Not applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.     Other Events

Enron Industrial Markets, in conjunction with Huntco Inc. (the "Company"), issued a news release on April 30, 2001, to report the signing of definitive agreements concerning: (a) Enron's acquisition of the Company's cold rolling and certain coil pickling operations in Blytheville, Arkansas and (b) the extension of a term loan from Enron to Huntco under transactions totaling $27.0 million; as well as (c) the long-term provision of inventory price risk management services from Enron to the Company. As stated in the release, "All transactions are scheduled to close on or before June 30, 2001, subject to satisfactory completion of Enron's due diligence and obtaining applicable consents and approvals. Further financial terms of the transactions were not disclosed." A copy of this news release is incorporated herein by reference to Exhibit 99 attached hereto.

The Company also issued a news release on April 30, 2001, to report that it was giving notice to shut down its Blytheville, Arkansas cold rolling and pickling operation. This news release is incorporated herein by reference to Exhibit 99 attached hereto.

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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTCO INC.



By:     /s/ Anthony J. Verkruyse
      -------------------------------------
      Anthony J. Verkruyse,
       Vice President & CFO

Date: April 30, 2001



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                                 EXHIBIT INDEX

These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K:

 Exhibit No.                      Description
 -----------           ---------------------------------

99	News release of April 30, 2001 regarding transactions
                   with Enron
99	News release of April 30, 2001 regarding shut down of
                   the Company's Blytheville, Arkansas cold rolling and pickling operation.